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                          [Letterhead of SASM&F LLP]

                                       December 26, 1996

Mafco Consolidated Group Inc.
35 East 62nd Street
New York, New York 10021

                    Re:  Mafco Consolidated Group Inc.
                         Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special counsel to Mafco Consolidated Group Inc., a Delaware corporation (the "Company"), in connection with the Value Support Rights (the "VSRs") of the Company issued under a Value Support Rights Agreement, dated November 25, 1996 (the "VSR Agreement"), between the Company, as issuer, and American Stock Transfer & Trust Company, as trustee. Pursuant to the terms of the VSR Agreement, all amounts payable in respect of the VSRs on the maturity date thereof may be paid, at the option of the Company, in senior debt obligations of the Company (the "VSR Notes"), subject to certain conditions.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the

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Mafco Consolidated Group Inc.
December 26, 1996
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Registration Statement on Form S-1 (File No. 333-15257) as filed with the
Securities and Exchange Commission (the "Commission") under the Securities Act on October 31, 1996, Amendment No. 1 to the Registration Statement, as filed with the Commission on December 10, 1996, and Amendment No. 2 to the Registration Statement, as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Purchase Agreement, dated as of October 23, 1996, by and among the Company, Power Control Technologies Inc. and PCT International Holdings Inc.; (iii) an executed copy of the VSR Agreement (including the form of certificate evidencing each VSR); (iv) the form of indenture (the "Indenture") pursuant to which any VSR Notes are to be issued (including the form of certificate evidencing each VSR Note); (v) the Certificate of Incorporation of the Company, as presently in effect; (vi) the By-Laws of the Company, as presently in effect; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance of the VSRs and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the origi-

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Mafco Consolidated Group Inc.
December 26, 1996
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nals of such latter documents.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

     Based upon and subject to the foregoing, we are of the opinion that:

          (a) the VSRs have been validly issued by the Company and are valid and binding obligations of the Company entitled to the benefits of the VSR Agreement and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

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Mafco Consolidated Group Inc.
December 26, 1996
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          (b) when (i) the Registration Statement becomes effective, (ii) the
     Indenture has been qualified under the TIA, (iii) the Indenture has been duly executed and delivered, and (iv) the VSRs Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to the holders of the VSRs in accordance with the VSR Agreement, the VSR Notes will have been validly issued by the Company and will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ Skadden, Arps, Slate,
                                       Meagher & Flom